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MEDICAL
RESOURCES, INC.

                                  PRESS RELEASE

      Medical Resources, Inc. Announces Further Delay in Filing Form 10-K;
        Fourth Quarter and Full Year 1997 Results Expected Within 30 Days

Hackensack, NJ, April 15, 1998 -- Medical Resources, Inc. (NASDAQ:MRII) today announced that it will be unable to file its 1997 Form 10-K with the Securities and Exchange Commission by the April 15, 1998 extended due date for such filing. The Company stated that it expects to release fourth quarter and full year results for the period ended December 31, 1997, and file its 1997 Form 10-K, within the next 30 days. At the time of Medical Resources' prior announcement that it had filed for a 15-day extension of its Form 10-K, the Company indicated that no assurance could be given the April 15 due date would be met.

"As previously disclosed, the delay in reporting and filing has been caused principally by difficulties we've experienced integrating and consolidating the financial and accounting systems of the many companies we acquired during 1997," said Duane C. Montopoli, Medical Resources' President and Chief Executive Officer. "Getting a late start with the year-end closing also contributed somewhat to the delay. We are making substantial progress, but we still have a little ways to go to complete the year-end closing and audit processes. We look forward to releasing our results as quickly as possible."

Commenting further, Mr. Montopoli, added, "In light of the systems integration difficulties we've had to date, I'm very pleased to report that we are in the process of installing a standardized radiology information system throughout our diagnostic imaging business. This integrated state-of-the-art software, which was acquired in our September, 1997 acquisition of Dalcon Technologies, Inc., handles scheduling, billing and collections, transcription and financial reporting. Excepting only those relatively few imaging centers that will continue to be covered by third party billing and collections agreements, we expect this software technology to be fully on-line in existing facilities by the end of the current calendar quarter."

Medical Resources specializes in the ownership, operation and management of diagnostic imaging centers. The Company operates approximately 100 imaging centers in the U.S. and provides network management services to managed care organizations in regions where its centers are concentrated. Through its StarMed Staffing subsidiary, the Company also provides temporary healthcare staffing to acute and sub-acute care facilities nationwide.

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Note: This release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation the ability of the Company to effectively integrate the operations and information


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systems of businesses acquired in 1997 and earlier; the ability of the Company to generate net positive cash flows from operations; the payment timing and ultimate collectibility of accounts receivable (including purchased accounts receivable) from different payer groups (including Letter of Protection type); the economic impact of involuntary share repurchases and other payments (including price protection payments) caused by the delay in the effectiveness of the Company's pending Registration Statement and by the recent decline in the Company's share price; the impact of a changing and increasing mix of managed care and personal injury claim business on contractual allowance provisions, net revenues and bad debt provisions; the ultimate economic impact of recent litigation including shareholder and former management lawsuits against the Company and certain of its Directors; the availability of debt and/or equity capital, on reasonable terms, to finance operations as needed and to finance growth; and the effects of federal and state laws and regulations on the Company's business over time. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or from the Company upon request.

CONTACT:
MEDICAL RESOURCES, INC.
Geoffrey A. Whynot
Senior Vice President - Finance and
Chief Financial Officer
(201) 488-6230, Ext. 5460

D. Gordon Strickland
Chairman, Executive Committee of the Board of Directors
(717) 560-2907




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